UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2006

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with closing of the transactions contemplated by that certain Agreement for the Sale and Purchase of the Entire Issued Share Capital of Travelex Money Transfer Limited, a company incorporated in England and Wales that is in the business of offering consumer remittance services (“TMT”) dated April 30, 2006 (the “Purchase Agreement”) by and among Travelex, Limited, a company incorporated in England and Wales (“Travelex”), Travelex Group Limited, a company incorporated in England and Wales, and Coinstar, Inc. (“Coinstar”), Coinstar entered into a Transitional Services Agreement dated May 31, 2006 (“Transition Agreement”) by and between Travelex, TMT and Coinstar.

Under the Transition Agreement, affiliates of Travelex will continue to operate the consumer remittance service business after closing in certain jurisdictions until TMT and its affiliates obtain relevant licenses and approvals to conduct such business in such jurisdictions. In addition, under the Transition Agreement, Travelex and its affiliates will provide services to TMT and its affiliates, including employment and payroll services, IT services, telephone and call center services, use of office facilities and internal audit services. Coinstar and TMT will pay an agreed fee to Travelex under the Transition Agreement, which includes a component related to the performance of the consumer remittance service business in certain jurisdictions where Travelex and its affiliates provide services under the Transition Agreement.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transition Agreement. A copy of the Transition Agreement is attached hereto as an exhibit and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

In accordance with the Purchase Agreement, on May 31, 2006 Coinstar completed the acquisition of all of the issued share capital of TMT from Travelex for approximately $27 million in cash. At closing, approximately $5.4 million of the $27 million was held in escrow for release on a pro rata basis upon the satisfaction of certain conditions including, but not limited to, receipt of licenses by TMT and its affiliates in various jurisdictions and transfer of related assets in such jurisdictions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement. A copy of the Purchase Agreement is attached to Coinstar’s Current Report on Form 8-K filed on May 4, 2006 as exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) will be filed in an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after this Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro formal financial information required by Item 9.01(b) will be filed in an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after this Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.		Description
10.1	*	Transitional Services Agreement dated May 31, 2006 by and between Travelex Limited, Travelex Money Transfer Limited and Coinstar, Inc.

*	Certain exhibits and schedules in connection with the Transition Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Coinstar, Inc. agrees to provide the Commission a copy of any such exhibit or schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ Donald R. Rench
Date: June 6, 2006		Donald R. Rench Vice President, General Counsel and Secretary

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